Exhibit 3.2

AMENDED AND RESTATED CODE OF BYLAWS

OF

EXELIS INC.

(Adopted as of May 29, 2015)

ARTICLE 1

Identification

Section 1.01. Name. The name of the Corporation is Exelis Inc. (hereinafter referred to as the “Corporation”).

Section 1.02. Fiscal Year. The fiscal year of the Corporation shall end on the Friday nearest June 30 unless and until the Board of Directors shall otherwise determine.

ARTICLE 2

Shares

Section 2.01. Certificates for Shares. Pursuant to Ind. Code § 23-1-26-7, the Board of Directors is authorized to issue shares without certificates. If the Board of Directors issues share certificates, such certificates shall be in such form as the Board of Directors may prescribe from time to time signed (either manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary.

Section 2.02. Transfer of Shares. The shares of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate or certificates (or, in the case of uncertificated shares, the stock power or its equivalent) representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

Section 2.03. Equitable Interests in Shares Need Not Be Recognized. The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of the Corporation as the holder in fact thereof, and accordingly shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not express notice thereof shall have been given to the Corporation, save as expressly provided to the contrary by the laws of Indiana, the Articles of Incorporation of the Corporation or these Bylaws.

ARTICLE 3

Meetings of Shareholders

Section 3.01. Place of Meetings. All meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

Section 3.02. Annual Meeting. The annual meeting of shareholders for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be set each year by resolution of the Board of Directors (hereinafter referred to as the “Board of Directors” or “Board”). Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

Section 3.03. Special Meetings. Special meetings of the shareholders may be called by the President, by the Board of Directors, or by the shareholders holding not less than one-fourth of all the outstanding shares of the Corporation entitled to vote on the business proposed to be transacted thereat.

Section 3.04. Notice of Meetings and Waiver. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered (in person, by facsimile or by electronic transmission) or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten (unless a longer period is required by law) nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder’s attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 3.04. Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 3.05. Organization. Meetings of shareholders shall be presided over by the Chairperson of the Board, if any, or in the absence of the Chairperson of the Board by the Vice Chairperson of the Board, if any, or in the absence of the Vice Chairperson of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, for each item on which a vote is to be taken.

Section 3.06. Voting at Meetings.

Clause 3.061. Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the Common Shares of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

Clause 3.062. Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven months, unless a shorter or longer time is expressly provided in the appointment form.

Clause 3.063. Quorum. At any meeting of shareholders, a majority of the shares outstanding and entitled to vote on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum.

Clause 3.063. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 1.9 at the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Indiana, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Clause 3.064. List of Shareholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting. Nothing in this Section shall require the Corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then a list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 3.07. Action By Shareholders Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, and without a vote, if the action is evidenced by one or more written consents (i) setting forth the action taken, (ii) signed by (A) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting to the extent permitted by law, or (B) all of the shareholders entitled to vote with respect to the subject matter thereof, and (iii) delivered to the Corporation for inclusion in the minutes for filing with the Corporation’s records.

Section 3.08. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. Any shareholder may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

ARTICLE 4

The Board of Directors

Section 4.01. Powers; Number; and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the articles of incorporation. The Board shall consist of one or more members, each of whom shall be a natural person, the number thereof to be determined from time to time by the Board. Directors need not be shareholders.

Section 4.02 Election; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall consist of a minimum of one and a maximum of nine members. The actual number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall be elected by a plurality of the votes of the shareholders present, in person or by proxy, and who are entitled to vote at the annual meeting of the shareholders called for such purpose. A decrease in the number of directors does not shorten an incumbent director’s term.

Section 4.03. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Subsection 4.04 of this Article.

Section 4.04. Other Meetings. Annual meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be held upon the call of the President, or of any member of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight hours’ notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing, by facsimile or by electronic transmission. Such notice may be waived in writing by any director, before or after the date stated in the notice, if the waiver is signed by the director and filed with the Corporation’s minutes or records. In addition, a director’s attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.05. Quorum. At any meeting of the Board of Directors, the presence of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

Section 4.06. Organization. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in the absence of the Chairperson of the Board by the Vice Chairperson of the Board, if any, or in the absence of the Vice Chairperson of the Board by the President, or in their absence by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 4.07. Action By Directors Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if the action is taken by all members of the Board of Directors and is evidenced by one or more written consents describing the action taken, signed by each director, and is included in the minutes or filed with the corporate records reflecting the action taken.

Section 4.08. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board, and additional compensation for any additional services that the directors may perform for the Corporation.

Section 4.08. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. A member of the Board of Directors or of a committee designated by the Board may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in such a meeting by this means is deemed to be present in person at the meeting.

Section 4.09. Resignations. A director may resign at any time by delivering notice to the Board of Directors or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 4.09. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required under Section 4.05 of this Article 4 to take action. All rules applicable to action by the Board of

Directors apply to committees and their members. The Board of Directors may specify the authority that a committee may exercise; however, a committee may not (i) authorize distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors, (ii) approve or propose to shareholders action that must be approved by shareholders, (iii) fill vacancies on the Board of Directors or on any of its committees, (iv) amend the Articles of Incorporation, (v) adopt, amend, or repeal these Bylaws, (vi) approve a plan of merger not requiring shareholder approval, or (vii) authorize or approve the issuance or sale or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee to so act within limits prescribed by the Board of Directors.

Section 4.10. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 4 of these by-laws.

Section 4.11. The Chairman of the Board. The Chairman of the Board shall (i) preside at all meetings of the Board of Directors and of the shareholders of the Corporation, and (ii) perform such other duties as may, from time to time, be assigned to him or prescribed by this Code of Bylaws.

ARTICLE 5

Officers

Section 5.01. Number. The officers of the Corporation shall consist of a President, a Treasurer, and a Secretary, and such other officers as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. The President may appoint one or more officers or assistant officers as he may deem necessary or advisable to carry on the operations of the Corporation. Such appointed officer or officers shall hold office until the next annual meeting of the Board of Directors unless removed by resolution of the Board prior to such meeting date. Any two or more offices may be held by the same person.

Section 5.02. Election and Term of Office. The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen, or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided.

Section 5.03. Removal. Any officer may be removed, either with or without cause, at any time, by a majority vote of the Board of Directors.

Section 5.04. Resignations. An officer may resign at any time by delivering notice to the Board of Directors or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 5.05. The Chairman of the Board. The Board of Directors may choose from among its members a Chairman of the Board who shall (i) preside at all meetings of the Board of Directors and of the shareholders of the Corporation, and (ii) perform such other duties as may, from time to time, be assigned by the Board of Directors or prescribed by this Code of Bylaws.

Section 5.06. The Chief Executive Officer. The Chief Executive Officer (if one is elected) shall exercise such duties as customarily pertain to the office of chief executive officer including, without limitation, general and active supervision over the property, business and affairs of the Corporation; subject, however, to the control of the Board of Directors. If no President is elected, the Chief Executive Officer shall also assume the duties and responsibilities that customarily pertain to the office of the President. The Chief Executive Officer shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Board of Directors may, from time to time, prescribe or delegate to him.

Section 5.07. Chief Operating Officer. The Chief Operating Officer (if one is elected) shall exercise such duties as customarily pertain to the office of chief operating officer including, without limitation, general and active supervision over the operations of the Corporation; subject, however, to the control of the Board of Directors or any officer that the Board of Directors may direct. The Chief Operating Officer shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Board of Directors may, from time to time, prescribe or delegate to him.

Section 5.08. Chief Financial Officer. The Chief Financial Officer (if one is elected) shall exercise such duties as customarily pertain to the office of chief financial officer including, without limitation, general and active supervision and management over the financial matters of the Corporation; subject, however, to the control of the Board of Directors or any officer that the Board of Directors may direct. The Chief Financial Officer shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Board of Directors may, from time to time, prescribe or delegate to him.

Section 5.09. The President. The President shall have management responsibility for the operation of the Corporation, subject, however, to the control of the Board of Directors or any officer that the Board of Directors may direct. If no President is elected, the duties and responsibilities of the President shall be assumed by the Chief Executive Officer. If no Chairman of the Board is elected or appointed, he shall preside at all meetings of shareholders, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the Code of Bylaws or the Board of Directors may prescribe.

Section 5.10. The Vice Presidents. Each Vice President (if one or more Vice Presidents be elected or appointed) shall have such powers and perform such duties as this Code of Bylaws provides or as the Board of Directors may, from time to time, prescribe or delegate to him.

Section 5.11. The Secretary. The Secretary shall prepare or cause to be prepared the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of the Code of Bylaws and as required by law; shall be custodian and responsible for the authentication of the records; and, in general, shall perform all duties incident to the office of Secretary and such other duties as this Code of Bylaws provides or as may, from time to time, be assigned by the Board of Directors.

Section 5.12. The Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries be elected or appointed) shall assist the Secretary in his duties and shall perform such other duties as the Board of Directors may, from time to time, prescribe or delegate to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in the Secretary’s place.

Section 5.13. The Treasurer. The Treasurer shall be the controller of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as this Code of Bylaws provides or as may, from time to time, be assigned by the Board of Directors.

Section 5.14. The Assistant Treasurers. Each Assistant Treasurer (if one or more Assistant Treasurers be elected or appointed) shall assist the Treasurer in his duties, and shall perform such other duties as the Board of Directors may, from time to time, prescribe or delegate to him. At the request of the Treasurer, the Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in the Treasurer’s place.

Section 5.15. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, for the time being, provided a majority of the entire Board concurs therein.

Section 5.16. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

ARTICLE 6

Negotiable Instruments, Deeds, Contracts and Shares

Section 6.01. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any officer of the Corporation, signing singly, or such other officers or employees as may be directed by the Board of Directors.

Section 6.02. Execution of Deeds, Contracts, Etc. All deeds and mortgages made by the Corporation and other material written contracts and agreements into which the Corporation enters other than transactions in the ordinary course of business shall, unless otherwise directed by the Board of Directors or required by law, be executed in its name by any officer of the Corporation, signing singly, and, when necessary or required, shall be duly attested by the Secretary or Assistant Secretary. In addition to the above designated officers, written contracts and agreements in the ordinary course of business operations may be executed by any other officer or employee of the Corporation designated by the President to execute such contracts and agreements.

Section 6.03. Endorsement of Stock Certificates. Subject always to the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned by the Corporation (including retired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President and such endorsement shall be duly attested by the Secretary.

Section 6.04. Voting of Stock Owned by Corporation. Subject always to the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder’s meeting of such other corporation by the President of the Corporation or, in his absence, by the Assistant Secretary of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder’s consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation and shall be attested by the Secretary of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power, and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE 7

Provisions for Regulation of Business

and Conduct of Affairs of Corporation

Section 7.01. Contracts. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the directors on the Board of Directors who have no direct or indirect interest in the contract or transaction or, if all directors have such an interest, then by a vote of a majority of the directors. If a majority of such directors vote to authorize, approve or ratify such contract or transaction, a quorum is deemed to be present for purposes of taking such action. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 7.02. Indemnification.

Clause 7.021. Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Clause 7.024(e)(i) of this Section 7.02). Any Director or officer of the Corporation entitled to indemnification as provided in this Clause 7.021 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Section 7.02.

Clause 7.022. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in Clause 7.021 or Clause 7.025 of this Section 7.02 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Section 7.02 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 7.02.

Clause 7.023. Indemnification; Not Exclusive Right. The right of indemnification provided in this Section 7.02 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Section 7.02 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Section 7.02 and shall be applicable to Proceedings commenced or continuing after the adoption of this Section 7.02, whether arising from acts or omissions occurring before or after such adoption.

Clause 7.024. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Section 7.02:

(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.

(b) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Section 7.02, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. (ii) The Indemnitee’s entitlement to indemnification under this Section 7.02 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the shareholders for their determination); or (D) as provided in Clause 7.024(c) of this Section 7.02. (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Clause 7.024(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Section 7.02, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Section 7.02 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Clause 7.024(b) of this Article 7, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Clause 7.024(b) of this Section 7.02 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Clause 7.021 of this Section 7.02, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Clause 7.024 (b) of this Section 7.02 that the Indemnitee is not entitled to indemnification under this Section 7.02, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Section 7.02 (with respect to actions or failures to act occurring prior to such Change in Control). (ii) If a determination shall have been made or deemed to have been made, pursuant to Clause 7.024(b) or (c) of this Clause 7.024, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Clause 7.024(a) of this Section 7.02 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Clause 7.024(b) or (c) of this Section 7.02, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Indiana or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event. (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Clause 7.024(d) that the procedures and presumptions of this Section 7.02 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section 7.02. (iv) In the event that the Indemnitee, pursuant to this Clause 7.024(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Section 7.02, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e) Definitions. For purposes of this Section 7.02:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(ii) “Disinterested Director” means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.

(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the

Proceeding giving rise to a claim for indemnification under this Section 7.02. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Section 7.02.

Clause 7.025. Indemnification Employees and Agents. Notwithstanding any other provision of this Article 7, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

Clause 7.026. Severability. If any of this Section 7.02 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 7.02 (including, without limitation, all portions of any Section of this Section 7.02 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 7.02 (including, without limitation, all portions of any Section of this Section 7.02 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Clause 7.027. Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Section 7.02 (including, without limitation, this Clause 7.027) shall adversely affect the rights of any director or officer under this Section 7.02 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such director or officer.

ARTICLE 8

Stock

Section 8.01. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be uncertificated, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be represented by certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 8.02. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Article 9

Miscellaneous

Section 9.01. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.02. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records in accordance with applicable law.

Section 9.03. Amendments. The powers to make, alter, amend or repeal this Code of Bylaws are vested in the Board of Directors, but the affirmative vote of a majority of the number of directors in office at the time of such vote shall be necessary to effect any alteration, amendment or repeal of this Code of Bylaws.